SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

HARTMARX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE

of

ANNUAL MEETING OF STOCKHOLDERS OF HARTMARX CORPORATION

TO BE HELD APRIL 16, 2008

To the Stockholders of HARTMARX CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HARTMARX CORPORATION (the “Company”) will be held at The Chicago Club, Daniel Burnham Room, 3rd Floor, 81 East Van Buren Street, Chicago, Illinois 60605, on Wednesday, April 16, 2008, at 11:00 A.M., local time, for the following purposes:

(1)	To elect Directors of the Company.

(2)	To ratify the appointment of independent auditors.

(3)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed February 18, 2008, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

In order that the shares of the Company may be represented as fully as possible at the Annual Meeting, every stockholder is requested to vote, date, sign and mail the enclosed Proxy, as early as practicable, in the accompanying postage-paid envelope addressed to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068. If you also attend the Annual Meeting, you will have the opportunity to vote your shares in person instead of having the Proxy counted.

A complete list of the stockholders entitled to vote at the Annual Meeting, showing the address and number of shares registered in the name of each stockholder, may be examined by any stockholder, for any purpose germane to the meeting, during regular business hours between April 4, 2008 and April 15, 2008, at the office of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company, 101 North Wacker Drive, Chicago, Illinois 60606.

A Proxy Statement with respect to the Annual Meeting is attached hereto. The Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended November 30, 2007 are enclosed herewith.

By Order of the Board of Directors

TARAS R. PROCZKO, Secretary

Chicago, Illinois

February 27, 2008

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS OF HARTMARX CORPORATION

TO BE HELD APRIL 16, 2008

The common stock, par value $2.50 (“Common Stock”), of HARTMARX CORPORATION (the “Company”) is the only security entitled to vote at the meeting. On February 18, 2008, the record date for determining the stockholders entitled to vote at the meeting (the “Record Date”), the Company had 34,790,307 shares of Common Stock outstanding and eligible to vote, each share entitled to one vote, held by approximately 3,200 stockholders of record (estimated by adding the number of registered holders furnished by the Company’s registrar and the number of participants in the Company’s Savings Investment and Stock Ownership Plan). All shares represented by valid Proxies received pursuant to this solicitation will be voted, if the Proxies are not revoked prior thereto. Any stockholder may revoke a Proxy at any time prior to the voting by delivering to the Company’s Secretary a signed notice specifying the number of shares and clearly identifying the Proxy to be revoked or by attending the Annual Meeting and voting in person by written ballot. The Company’s principal executive offices are located at 101 North Wacker Drive, Chicago, Illinois 60606, telephone 312/372-6300.

The enclosed Proxy is solicited by the Company’s Board of Directors. The cost of preparing and mailing the proxy material will be paid by the Company. The approximate mailing date for this material is February 28, 2008. The Company will, upon request, reimburse brokers, banks and trust companies for the costs incurred in mailing the proxy material to their customers who are beneficial owners of Common Stock registered in the names of such brokers, banks and trust companies or their nominees. In addition to solicitation by mail, officers and regular employees of the Company may solicit Proxies by telephone, telecopier, electronic communication or in person, but will receive no additional compensation for such activities.

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed by the Board of Directors for the meeting. Abstentions and broker non-votes are each included in the determination of shares present and voting for purposes of determining whether a quorum is present.

CORPORATE GOVERNANCE

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has the responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

Governance Principles, Code of Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines for Hartmarx Corporation. A current copy of the Corporate Governance Guidelines is available on the Company’s website at www.hartmarx.com, under the heading “Investor Relations.” A copy of the Corporate Governance Guidelines is also available in print to stockholders without charge upon request addressed to the Corporate Secretary at Hartmarx Corporation, 101 North Wacker Drive, Chicago, IL 60606.

The Company has adopted a Code of Conduct and Ethics, including a Code of Ethics for Chief Executive and Senior Financial Officers (the “Code of Conduct”), which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Company’s website at www.hartmarx.com, under the heading “Investor Relations.” In addition, the Company will provide a copy of the Code of Conduct to any person without charge upon request addressed to the Corporate Secretary at Hartmarx Corporation, 101 North Wacker Drive, Chicago, IL 60606.

Director Independence

The Company’s Corporate Governance Guidelines require that the Board review annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). As a result of this review, based on the relationships that each director has with the Company, the Board of Directors has affirmatively determined that each of the nominees, excluding Mr. Homi B. Patel, chairman, president and chief executive officer of the Company, has no material relationship with the Company other than as a director or stockholder and is an “independent director” under the New York Stock Exchange listing standards. In determining each nominee’s status as an “independent director,” the Board considered the New York Stock Exchange listing standards as they apply to each nominee. In addition, with respect to Mr. Elbert O. Hand, the Board also considered that Mr. Hand is party to a consulting agreement with the Company and determined that the consulting relationship between the Company and Mr. Hand is not material. There were no other related party transactions, relationships or arrangements involving the Company’s independent directors. In addition, there are no family relationships between any nominees for director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Committees of the Board

The Board has established three standing committees to assist it with the performance of its responsibilities: the Audit and Finance Committee, the Compensation and Stock Option Committee and the Nominating and Governance Committee. The Board designates the members of these committees and the committee chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Governance Committee. The chair of each committee, with input from management and the other members of that committee, develops the agenda for that committee and determines the frequency of committee meetings. In addition, all non-management members of the Board are members of the Executive Committee.

The Board has adopted written charters for each of the standing committees. A current copy of each committee charter is available on the Company’s website at www.hartmarx.com, under the heading “Investor Relations.” A copy of each charter is also available in print to stockholders without charge upon request addressed to the Corporate Secretary at Hartmarx Corporation, 101 North Wacker Drive, Chicago, IL 60606.

The Audit and Finance Committee presently consists of Mr. Michael B. Rohlfs, chairman, Mr. Michael F. Anthony, Mr. Jeffrey A. Cole and Mr. James P. Dollive, each of whom is an “independent director” under the New York Stock Exchange listing standards applicable to audit committee members. It met eight times in fiscal 2007. This committee maintains communications between the directors and independent auditors and assists the Board in its oversight responsibilities relating to corporate accounting, integrity of financial controls and reporting practices. Please refer to the “Report of the Audit and Finance Committee,” which begins on page 11 below. In addition, this committee oversees the Company’s investment policies and methods of financing corporate operations and employee benefits plans.

The Compensation and Stock Option Committee (the “Compensation Committee”) is currently composed of Mr. Raymond F. Farley, chairman, Mr. Cole, Mr. Dipak C. Jain and Mr. Stuart L. Scott, each of whom is an “independent director” under the New York Stock Exchange listing standards. This committee oversees the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity based plans. It assists the Board in fulfilling its responsibilities with respect to compensation matters, employee benefits plans, compensation practices and design, and chief executive officer compensation. It met three times in fiscal 2007.

The Nominating and Governance Committee (the “Nominating Committee”) consists of Mr. Scott, chairman, Mr. Dollive, Mr. Hand and Mr. Jain, each of whom is an “independent director” under the New York Stock Exchange listing standards. This committee met twice in fiscal 2007.

Meeting Attendance

The Board held six meetings in fiscal 2007, one of which was the annual meeting. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Corporate Governance Guidelines for Hartmarx Corporation set forth the Company’s policy on director attendance at Board and committee meetings. In addition, it is Company policy that each of the Company’s directors attend the Annual Meeting. All directors standing for election were in attendance at the 2007 Annual Meeting except for Mr. Anthony who was unable to attend.

Executive Sessions of the Board

The Executive Committee consists of all non-management directors and each member is an “independent director” under the New York Stock Exchange listing standards. The Executive Committee meets following regularly scheduled Board meetings without members of management present. As provided in the Company’s Corporate Governance Guidelines, the “Lead Director” (who presides over Executive Committee meetings or executive sessions of the Board), currently Mr. Farley, is the chairman of the Executive Committee.

Communications With the Board

The Board has for many years had in place a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the Lead Director, or the non-management directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel/Corporate Secretary at Hartmarx Corporation, 101 North Wacker Drive, Chicago, IL 60606. Alternatively, communications may be sent via e-mail addressed to leaddirector@hartmarx.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

NOMINATING AND GOVERNANCE COMMITTEE MATTERS

As provided in the Charter of Scope, Responsibilities, Structure and Processes of the Nominating and Governance Committee of the Board of Directors of Hartmarx Corporation, the functions of the Nominating Committee include the following:

•	assisting in identifying, recruiting and recommending to the Board individuals qualified to serve as directors of the Company;

•	reviewing the background and qualifications of individuals being considered as director candidates;

•	advising the Board with respect to matters of Board composition and procedures;

•	reviewing committee assignments and the policy with respect to the rotation of committee memberships and/or committee chairs, and reporting any recommendations to the Board;

•	developing and recommending to the Board a set of corporate governance principles for the Company; and

•	overseeing the annual evaluation of the Board as a whole, the committees of the Board and management.

Process for Nominating Directors

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit a recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and including the candidate’s (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the stockholder and such nominee pursuant to which the nomination is to be made by the stockholder, (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director and (vi) the person’s consent to be named as a director if recommended by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Hartmarx Corporation, 101 North Wacker Drive, Chicago, IL 60606 and must be received by the Corporate Secretary no earlier than November 15 and no later than December 15 immediately preceding the annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee (i) demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (ii) have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be selected on the basis of, among other things, broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board. The Nominating Committee, from time to time, may engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, and may conduct one or more interviews with the candidate. The Company’s chairman and chief executive officer may also conduct an interview with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

ITEM (1)—ELECTION OF DIRECTORS

Votes will be cast pursuant to authority granted by the enclosed Proxy for the election of the nine nominees named below as directors of the Company. The vote of a plurality of the votes cast at the meeting is necessary for the election of a director. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Each elected director’s term of office will be one year or until a successor is duly elected and qualified. In the event any of these nominees becomes unavailable for election for any reason, votes will be cast pursuant to authority granted by the enclosed Proxy for such persons as may be designated by the Board.

Information About Nominees For Directors

The information shown below includes the principal business affiliations of each nominee for the past five years. As discussed under the caption Director Independence, above, the Board of Directors has affirmatively determined that each of the nominees, excluding Mr. Patel, chairman, president and chief executive officer of the Company, has no material relationship with the Company other than as a director or stockholder and is an “independent director” under the New York Stock Exchange listing standards.

MICHAEL F. ANTHONY, 52—Director since 2003

Mr. Anthony is chairman, president and chief executive officer of Things Remembered, a leading retailer of personalized gifts. From 2005 to 2006, he served as president and chief executive officer of Brookstone, Inc., a specialty retailer of health and fitness, home and office, travel and auto, and outdoor living products, and from 1999 until October 2005, he served as chairman, president and chief executive officer.

JEFFREY A. COLE, 66—Director since 1990

Mr. Cole is president of Cole Limited, a business consulting firm. From 1984 to 2004, he served as chairman, chief executive officer and director of Cole National Corporation, one of the world’s largest optical retailers. He is a member of the supervisory Board of Directors of Pearle Europe, B.V., the leading optical retailer in Europe.

JAMES P. DOLLIVE, 56—Director since 2003

Mr. Dollive retired in February 2008 from Kraft Foods Inc., one of the largest branded food companies in the world. Prior to his retirement, Mr. Dollive served as executive vice president and chief financial officer of Kraft. From 2001 until January 2004, he served as senior vice president and chief financial officer.

RAYMOND F. FARLEY, 83—Director since 1981

Mr. Farley is retired as president and chief executive officer of S. C. Johnson & Son, Inc. He also serves on the Board of Trustees of Northwestern University.

ELBERT O. HAND, 68—Director since 1984

Mr. Hand served as chairman of HARTMARX CORPORATION from 1992 until his retirement in June 2004. From 1992 until 2002, he served as chairman and chief executive officer. He served as a director of Austin Reed PLC, London, England, from 1995 until 2002, and continues to serve as an advisor to the Board of Austin Reed PLC. Since 2002, he has served as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm.

DIPAK C. JAIN, 50—Director since 2002

Mr. Jain is Dean of the Kellogg School of Management and Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing at Northwestern University. From 1996 until 2001, he was Associate Dean for Academic Affairs at Kellogg. Since 1989, Mr. Jain has been a visiting Professor of Marketing, Sasin Graduate Institute of Business Administration, Chulalongkorn University, Bangkok. He is also a director of Deere & Company and Northern Trust Corporation.

HOMI B. PATEL, 58—Director since 1994

Mr. Patel has been chairman since July 2004, and has been president and chief executive officer of HARTMARX CORPORATION since 2002. From 1993 until 2002, he served as president and chief operating officer. He is also a director of the Amalgamated Life Insurance Co. and a strategic advisor to Z Capital Special Situations Fund, L.P.

MICHAEL B. ROHLFS, 56—Director since 1995 Mr. Rohlfs has been president and chief executive officer of Dearborn Financial, Inc., an investment advisory company, since 1995.

STUART L. SCOTT, 69—Director since 1993

Mr. Scott served as chairman of Jones Lang LaSalle Incorporated, an international real estate services firm, from 1998 until his retirement on December 31, 2004. From 1992 to 2001, he was chairman and chief executive officer of LaSalle Partners Incorporated and its successor entities. Mr. Scott has been a member of the board of LaSalle Hotel Properties, a real estate investment trust, since 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF

EACH OF THE NOMINEES FOR DIRECTOR

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. Accordingly, Mr. Patel receives no additional compensation for his position as a director of the Company. With respect to all other directors (“Non-Employee Directors”), the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to align their interests with those of the Company’s stockholders.

For 2007, each Non-Employee Director was paid a $20,000 annual retainer. Committee chairs were paid additional annual retainer amounts as follows: Audit and Finance Committee Chair—$6,000; Compensation and Stock Option Committee Chair—$2,500; Executive Committee Chair—$2,500; and Nominating and Governance Committee Chair—$2,500. Each Non-Employee Director also received $1,000 for each Board meeting attended and, except as set forth below, $1,000 for each committee meeting attended. Committee meeting fees paid to members of the Audit and Finance Committee were $2,000 for each committee meeting attended; committee meeting fees paid to the chairs of the Compensation and Stock Option Committee and the Nominating and Governance Committee were $2,000 for each committee meeting attended.

Under the 2006 Stock Compensation Plan for Non-Employee Directors (“2006 Director Plan”) approved by stockholders at the 2006 annual meeting, on the date of election (or re-election, as the case may be) to the Board by the Company’s stockholders, each Non-Employee Director receives an award of Deferred Director Stock Award Units (“DDSAs”). DDSAs consist of share units credited to an account for each Non-Employee Director, each unit representing one share of Common Stock. The number of DDSA units granted to each Non-Employee Director is equal to the nearest number of whole units obtained by dividing the annual retainer amount (currently $20,000) by the Fair Market Value of a share of Common Stock on the date of election (or re-election, as the case may be), with any fractional amount rounded up to the next whole number. Fair Market Value, as defined in the 2006 Director Plan, is the average of the high and low prices reported for the Common Stock on the national securities exchange or national market system on which such stock is principally traded on the date of an award. On April 11, 2007, the Fair Market Value was $7.46 per share and each Non-Employee Director received a DDSA equal to 2,681 share units. Upon the director’s death, disability or termination of Board service, whole units become payable in shares of Common Stock and any fractional units become payable in cash.

In addition, on the date of election (or re-election, as the case may be) to the Board by the Company’s stockholders, each Non-Employee Director receives a stock option award for 5,000 options with an exercise price equal to the Fair Market Value (as defined in the 2006 Director Plan) of the Common Stock on such date. The stock option awards are for a term of five years and become fully exercisable six months after the grant date or, if earlier, upon a grantee’s death or disability. On April 11, 2007, each Non-Employee Director received a stock option grant for 5,000 options exercisable at $7.46 per share.

Non-Employee Directors Compensation Table

The following table sets forth fees, awards and other compensation paid to or earned by the Company’s Non-Employee Directors for fiscal year ended November 30, 2007.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings		All Other Compen- sation(3)		Total
Michael F. Anthony	$29,000	$20,000	$14,150	$0		$3,089		$66,239
Jeffrey A. Cole	33,000	20,000	14,150	0		7,092		74,242
James P. Dollive	32,000	20,000	14,150	0		2,723		68,873
Raymond F. Farley	35,000	20,000	14,150	1,394	(4)	8,970		79,514
Elbert O. Hand	24,000	20,000	14,150	0		99,949	(5)	158,099
Dipak C. Jain	27,000	20,000	14,150	0		3,289		64,439
Michael B. Rohlfs	36,000	20,000	14,150	0		8,092		78,242
Stuart L. Scott	31,500	20,000	14,150	0		7,480		73,130

(1)	These amounts are the dollar amount recognized for financial statement reporting purposes for DDSAs for the fiscal year under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123R”), disregarding the effect of any forfeitures.

The	following table sets forth the number of DDSAs outstanding at November 30, 2007, the cash balance in each Non-Employee Director’s DDSA account at November 30, 2007 and the earnings on the cash balance during fiscal 2007. During 2000—2004 no DDSAs were awarded. In lieu thereof, on each date of election (or re-election to the Board, as the case may be), each Non-Employee Director received a cash credit to his DDSA account equal to $20,000. The cash balance in the DDSA account earns interest at a rate equal to the average rate of interest incurred by the Company for incremental short-term borrowings during the immediately preceding calendar quarter.

Non-Employee Director	DDSA Units Outstanding	Cash Balance in DDSA Account	Earnings on Cash Balance
Michael F. Anthony	7,081	$24,060	$1,415
Jeffrey A. Cole	14,877	131,530	7,077
James P. Dollive	7,081	24,060	1,415
Raymond F. Farley	15,432	131,530	7,077
Elbert O. Hand	7,081	0	0
Dipak C. Jain	7,081	48,884	2,830
Michael B. Rohlfs	13,951	131,530	7,077
Stuart L. Scott	14,401	131,530	7,077

(2)	These amounts are the dollar amount recognized for financial statement reporting purposes for stock options for the fiscal year under SFAS No. 123R (disregarding the effect of any forfeitures). The grant date fair value of the options granted during fiscal year 2007 was $2.83 per share using the following assumptions (the same assumptions used for SFAS No. 123R reporting purposes): risk-free interest rate of 4.4%; expected life of 3.6 years; expected volatility of 44%; and an expected dividend yield of 0%.

The following table sets forth the number of stock options outstanding at November 30, 2007 for each Non-Employee Director.

Non-Employee Director	Stock Options Outstanding
Michael F. Anthony	10,000
Jeffrey A. Cole	16,570
James P. Dollive	10,000
Raymond F. Farley	10,000
Elbert O. Hand	10,000
Dipak C. Jain	10,000
Michael B. Rohlfs	19,147
Stuart L. Scott	24,546

(3)	Except as disclosed in Note 5 below, these amounts include earnings on the cash balance in the Non-Employee Director’s DDSA account (described in Note 1 above), a clothing allowance for company products (valued at the Company’s standard cost) and, while on Company business, travel accident insurance at a nominal cost per Non-Employee Director.

(4)	Mr. Farley had the opportunity to defer payment of all or a portion of annual fees otherwise payable to him from January 1, 1986 through 1989. Deferred fees earn interest from the date of deferral at 110% of the seasoned Moody’s Corporate Bond Index rate. Upon termination of Mr. Farley’s service as a director, the Company has agreed to pay such deferred fees and interest (“Deferral Account”), either in a lump sum or in installments. The deferral arrangements also provide for the Company’s payment of specified death benefits under certain circumstances. With respect to such unfunded Deferral Account, Mr. Farley is an unsecured general creditor of the Company.

(5)	For Mr. Hand, “All Other Compensation” also includes payments made to Mr. Hand under a consulting agreement dated as of April 15, 2004 (the “Consulting Agreement”), pursuant to which Mr. Hand has agreed to provide consulting services to the Company. The Consulting Agreement was for an initial one year term, commencing July 1, 2004 and ending on June 30, 2005, and automatically renews on each subsequent July 1 for an additional one year period ending on the immediately following June 30, with the final renewal of the consulting period to commence on July 1, 2010 and end on June 30, 2011, unless sooner terminated in accordance with the terms of the Consulting Agreement. Remuneration and benefits provided to Mr. Hand under the Consulting Agreement are limited to: (i) a consulting fee of $7,000 per month; (ii) medical and dental coverage for Mr. Hand on the same basis as was available during Mr. Hand’s employment with the Company (at a cost of approximately $3,300); (iii) office space and part-time secretarial services (at no additional incremental cost to the Company); (iv) automobile allowance of $1,000 per month; and (v) expense reimbursement for ordinary and necessary business expenses incurred the performance of his duties under the Consulting Agreement in accordance with the Company’s expense reimbursement policy.

AUDIT COMMITTEE MATTERS

Report of the Audit and Finance Committee

The responsibilities of the Audit and Finance Committee (the “Audit Committee”) are set forth in the Charter of Scope of Responsibilities, Structure and Processes for Audit Committee Functions, as amended and restated by the Board of Directors effective January 26, 2006 (the “Audit Committee Charter”). Those responsibilities include providing oversight of the Company’s financial reporting process through periodic meetings with the Company’s management, independent registered public accounting firm and internal auditors to review accounting, auditing, internal controls and financial reporting matters, as set forth in the Audit Committee Charter.

The Audit Committee has the ultimate authority to select the independent registered public accounting firm, evaluate their performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial statements and related systems of internal control. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, the Company’s internal audit staff and the Company’s independent registered public accounting firm.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Rohlfs, chairman of the committee, and Mr. Dollive are each qualified as an audit committee financial expert. Mr. Rohlfs has served on the Audit Committee since 1996, and has served as chairman of the Audit Committee since 2001. He is a certified public accountant, with many years of experience in the practice of public and private accounting. Mr. Dollive is the retired executive vice president and chief financial officer of Kraft Foods Inc. and has served on the Audit Committee since 2003.

The Audit Committee has reviewed and discussed with senior management the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007. Management has confirmed to the Audit Committee that such financial statements have been prepared (i) with integrity and objectivity and are the responsibility of management and (ii) in conformity with accounting principles generally accepted in the United States.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).

The Audit Committee has received from PwC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) with respect to any relationships between PwC and the Company that in PwC’s professional judgment may reasonably be thought to bear on its independence. PwC has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, PwC is independent of the Company.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

AUDIT AND FINANCE COMMITTEE

Michael B. Rohlfs, Chairman

Michael F. Anthony        Jeffrey A. Cole        James P. Dollive

PricewaterhouseCoopers LLP Fees and Services

Aggregate fees for professional services rendered and out-of-pocket expenses incurred by PwC as of and for the fiscal years ended November 30, 2007 and November 30, 2006 are set forth below. The disclosures include all services and all fees for professional services related to such fiscal year and include estimated amounts for services which have not been completed and which have not been billed and/or paid.

	2007	2006
Audit fees	$1,503,000	$2,090,000
Audit-related fees	4,700	5,800
Tax fees	43,900	40,550
All other fees	—	—

TOTAL	$1,551,600	$2,136,350

Audit fees for the years ended November 30, 2007 and November 30, 2006 were for professional services rendered and out-of-pocket expenses incurred by PwC in connection with (i) the audit of the annual financial statements set forth in the Company’s Annual Reports on Form 10-K for the respective fiscal years ended November 30, 2007 and 2006; (ii) the audit of the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002; and (iii) the review of the Company’s unaudited quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, May 31, and August 31, in fiscal years 2007 and 2006. For 2006, audit fees also included professional services rendered and out-of-pocket expenses incurred by PwC in connection with the audit of management’s assessment of internal control over financial reporting.

For the years ended November 30, 2007 and November 30, 2006, audit-related fees were for professional services rendered and out-of-pocket expenses incurred by PwC principally in connection with the Company’s non-U.S. employee benefit plan audits and accounting consultations.

Tax fees for the years ended November 30, 2007 and November 30, 2006 were for professional services rendered and out-of-pocket expenses incurred by PwC principally in connection with tax compliance, including the review of tax returns, and related tax advice.

Other than audit fees, audit-related fees and tax fees disclosed herein, no other professional fees were incurred by the Company or billed by PwC for fiscal years ended November 30, 2007 and November 30, 2006.

Pre-Approval of Non-Audit Services

The Audit Committee pre-approves, as required, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by PwC. In the event permitted non-audit service amounts exceed a threshold established by the Audit Committee, the Audit Committee chairman has the authority to approve such excess amounts. No fees were paid to PwC for non-audit, non-review or non-attest services in fiscal years 2007 or 2006 in reliance on the de minimis exception.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PwC.

ITEM (2)—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of the accounts of the Company and its subsidiaries for the 2008 fiscal year. PricewaterhouseCoopers LLP has been regularly engaged in this capacity by the Company for many years. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting where he or she will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast on this proposal will constitute the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the accounts of the Company and its subsidiaries for the 2008 fiscal year. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. While stockholder ratification is not required, the Company considers such ratification to be a desirable practice, and if the affirmative vote is less than a majority of the votes cast, the Board would consider the results of the vote on any future appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF

RATIFICATION OF THE APPOINTMENT OF THE AUDITORS

COMPENSATION COMMITTEE MATTERS

Scope of Authority

As set forth in the Charter of Scope, Responsibilities, Structure and Processes of the Compensation and Stock Option Committee of the Board of Directors of Hartmarx Corporation, adopted on January 20, 2004 (the “Compensation Committee Charter”), the Compensation Committee exercises the full powers of the Board with respect to compensation paid to executives of the Company and its subsidiaries. It also grants equity awards (principally employee stock options and restricted stock awards) under the Company’s 2006 Incentive Stock Plan (the “2006 Stock Plan”), approved by stockholders at the 2006 annual meeting, and makes other determinations regarding the administration of the 2006 Stock Plan. It approves management incentive (bonus and long-term) plans, determines the standards of performance for incentive payments and performs other duties as set forth in the Compensation Committee Charter.

Processes and Procedures

The Compensation Committee’s primary processes for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis, below. Additional processes and procedures include:

•

Meetings. The Compensation Committee meets regularly each year (3 times in fiscal 2007). The chair of the Compensation Committee, with input from management and the other members of the Compensation Committee, develops the agenda and determines the frequency of committee meetings.

•

Role of Independent Consultant. The Compensation Committee, from time to time and as it deems appropriate and necessary, engages independent compensation consultants to assist the Compensation Committee in evaluating executive compensation programs and in recommending the amount and form of executive and director compensation. The Compensation Committee did not engage an independent compensation consultant during fiscal 2007. The Compensation Committee last engaged an independent compensation consultant, Frederic W. Cook & Co., Inc., in 2005 to review and evaluate director compensation and executive officer bonus opportunity levels in the context of total executive cash compensation. The Compensation Committee retains the authority, power and discretion to directly engage independent compensation consultants at such times and for such purposes as the Compensation Committee deems necessary and appropriate in order for the Compensation Committee to fulfill its responsibilities.

•

Role of Executive Officers and Management. Each year, the chief executive officer presents to the Compensation Committee his compensation recommendations for each of the Named Executive Officers (excluding the chief executive officer), his direct reports and other executive officers. The Compensation Committee reviews and discusses these recommendations with the chief executive officer and has full discretion over all recommended compensation actions. Executive officers do not play a role in determining or recommending the amount or form of director compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has ever been an officer or employee of the Company, (ii) had any relationship requiring disclosure by the Company under Securities and Exchange Commission rules, or (iii) is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Compensation Committee Report for the Year Ended November 30, 2007

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND STOCK OPTION COMMITTEE

Raymond F. Farley, Chairman

Jeffrey A. Cole        Dipak C. Jain        Stuart L. Scott

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of the Compensation Discussion and Analysis is to provide the Company’s stockholders with (i) material information regarding the Company’s compensation program and policies for the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”); (ii) context and perspective for the tabular and narrative information and disclosures which follow; (iii) an explanation of the material elements of the Company’s compensation for its Named Executive Officers; and (iv) the objectives and elements of that compensation program.

Objectives

The primary objectives of the Company’s compensation program for the Named Executive Officers are to:

•	attract and retain key executives critical to the long-term success of the Company by paying annual salaries and providing benefits which are competitive in the marketplace;

•

motivate executives to achieve the Company’s strategic and financial objectives by providing annual and long-term incentives tied to consolidated Company and operating unit performance based upon the achievement of business goals for the performance period; and

•	align the interests of management and stockholders through equity-based and cash-based long-term incentive programs, which reward executives for enhancement of stockholder values.

Compensation Program Design

The Company seeks to establish and maintain a compensation program which is competitive with consumer apparel companies, including Ashworth, Inc., Columbia Sportswear, Co., Kellwood Company, Oxford Industries, Inc., Perry Ellis International, Inc., Phillips-Van Heusen Corporation, Sport-Haley, Inc., Skechers U.S.A., Inc., Guess?, Inc., Steve Madden, Ltd., Hampshire Group, Limited, Delta Apparel, Inc., Tandy Brands Accessories, Inc., G-III Apparel Group, Ltd. and Tarrant Apparel Group, and companies with whom the Company competes for executive talent (including Jones Apparel Group, Inc., Liz Claiborne, Inc. and Polo Ralph Lauren Corporation, among others).

The compensation information of the companies described above is considered by the Compensation Committee as one of a variety of factors in compensation program design. Though the Company does not benchmark compensation, the Compensation Committee seeks to establish a program in which the total annual cash compensation (base salary plus annual incentive bonus based on the achievement of performance goals established by the Compensation Committee) paid to its executives is at a competitive level. To a significant degree, annual Company performance goals must be attained at least equal to or exceeding the target bonus opportunity level for annual incentive cash bonuses to be paid and for total cash compensation to be at the competitive level. In this way, a substantial portion of an executive’s total annual compensation is “at risk” and dependent upon meeting or exceeding performance goals approved by the Compensation Committee at the beginning of each fiscal year.

Total annual cash compensation paid to executives is below the median levels provided by the companies identified above with whom the Company competes for executive talent. Revenues and market capitalizations for those companies is significantly higher than the Company’s revenues and market capitalization and, accordingly, the Compensation Committee considers such information only as a general guide in compensation program design.

As noted above under the caption Role of Independent Consultant on page 14, in 2005, the Compensation Committee, with the assistance of Frederic W. Cook & Co., Inc., reviewed executive officer bonus opportunities in the context of total executive cash compensation. As a result of such review and the consideration of other factors as described herein, for fiscal 2006, the Compensation Committee adjusted target bonus opportunities under the Company’s Management Incentive Plan (“MIP”) to 50% of the maximum bonus amount for Messrs. Patel, Morgan, Proczko and Zahr and also approved bonus opportunity adjustments for certain senior executive officers of the Company and its subsidiaries. Mr. Giuriceo’s target bonus opportunity remained unchanged at 60% of maximum bonus opportunity. For fiscal 2007, target bonus opportunities for the Company’s Named Executive Officers under the MIP ranged from 28% - 72% of base annual salary; and maximum bonus opportunities ranged from 49% - 144% of base annual salary. For fiscal 2007, though base salaries for the Named Executive Officers increased, threshold, target and maximum bonus opportunities did not increase and, accordingly, threshold, target and maximum bonus opportunities as a percentage of base salary decreased.

Equity awards, principally stock options and restricted stock awards, are awarded to officers of the Company and its subsidiaries, including the Named Executive Officers, as a means of encouraging stock ownership and to align the interests of management and stockholders.

Amounts paid in one form of compensation generally do not affect decisions regarding amounts paid in other forms of compensation. However, the Compensation Committee attempts to maintain a level of overall compensation which is competitive and meets the objectives set forth above. The design of the Company’s compensation program and the policies and procedures applied by the Compensation Committee are applied to each of the Named Executive Officers and there are no material differences in compensation policy, decisions and application to or for the chief executive officer.

Elements of Executive Compensation

In order to achieve the objectives described above, the Company strives to maintain a competitive executive compensation program. The Company’s executive compensation program consists of:

•	base salary;

•	annual cash incentives;

•	long-term cash and equity incentives;

•	retirement benefits; and

•	perquisites.

A description of each element of the compensation program follows.

Base Salary

Base salaries are the fixed element of executive compensation and are intended to attract, retain and motivate Company employees and are utilized to compensate executives for services rendered during the fiscal year. Base salaries are reviewed on an annual basis. In reviewing and determining base salaries for executives, the Compensation Committee considers a number of factors, including Company and operating unit performance, individual executive performance, level of responsibility, prior experience, and publicly available information gathered from the companies described above. No particular weight or percentage allocation is assigned by the Compensation Committee to any particular factor.

At its November 2006 meeting, the Compensation Committee considered salary adjustments for the Named Executive Officers, among other officers, reviewed compensation information as described above and recommendations of the chief executive officer. The Compensation Committee also considered Company and operating unit performance, incumbent performance and experience and relative pay among officers. The Compensation Committee approved salary increases ranging from 2.6% - 3% of base salary for the Named Executive Officers, including the chief executive officer, effective for calendar year 2007.

The Compensation Committee awarded salary increases to the Named Executive Officers effective January 1, 2007, as follows: Mr. Patel—2.6%, from $765,000 to $785,000; Mr. Morgan—2.9% from $275,000 to $283,000; Mr. Proczko—3.1% from $225,000 to $232,000; Mr. Giuriceo—3.2% from $141,500 to $146,000; and Mr. Zahr—3.1% from $137,245 to $141,500. In awarding a salary increase to the chief executive officer, in addition to the factors described above, the Compensation Committee independently considered consolidated Company performance for 2006 and the salary increase budget approved by the committee. The chief executive officer did not participate in the Compensation Committee’s deliberations and determination regarding the salary increase awarded to him.

At its January 2008 meeting, because the Company did not achieve positive earnings in fiscal 2007, the Compensation Committee determined that no salary increases would be awarded to the Named Executive Officers for 2008.

Annual Cash Incentives

Under the MIP, which is a plan qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), annual cash bonuses are designed to reward the achievement of pre-established consolidated and operating unit performance goals. Performance objectives are generally tied to financial performance. At the beginning of each fiscal year, the Compensation Committee approves the annual performance goals. For fiscal 2007, the Compensation Committee approved performance targets tied to (i) consolidated pre-tax earnings, (ii) sales weighted operating unit earnings before interest and taxes and (iii) sales weighted operating unit return on net assets. The percentage weight assigned to each goal was: 60% to consolidated pre-tax earnings; 25% to sales weighted operating unit earnings before interest and taxes; and 15% to sales weighted operating unit return on net assets. The performance targets approved by the Compensation Committee for fiscal 2007 with respect to consolidated pre-tax earnings were: Threshold—$24 million; Target—$30 million; Maximum—$33 million. The performance targets approved by the Compensation Committee for sales weighted operating unit earnings before interest and taxes, and for sales weighted operating unit return on net assets, were based on non-public performance measures, including separate operating unit earnings and returns on investment. In order for the Named Executive Officers to achieve maximum bonus opportunity payouts under the MIP, each of the Company’s operating units would need to achieve the maximum performance targets established for that operating group.

Threshold, Target and Maximum cash bonus award opportunities under the MIP for fiscal 2007, in dollars and as a percentage of base salary in effect for calendar year 2007, for the Named Executive Officers were:

	Mr. Patel		Mr. Morgan		Mr. Proczko		Mr. Giuriceo		Mr. Zahr
	Bonus Potential ($)	% of Base Salary	Bonus Potential ($)	% of Base Salary	Bonus Potential ($)	% of Base Salary	Bonus Potential ($)	% of Base Salary	Bonus Potential ($)	% of Base Salary
Threshold	226,800	28.9	50,000	17.7	43,000	18.5	14,469	9.9	16,000	11.3
Target	567,000	72.2	125,000	44.2	107,500	46.3	43,406	29.7	40,000	28.3
Maximum	1,134,000	144.4	250,000	88.3	215,000	92.6	72,344	49.6	80,000	56.5

For fiscal 2007, the Company did not achieve positive consolidated pre-tax earnings and, accordingly, the Summary Compensation Table on page 23 reflects that no annual cash bonuses were awarded to any of the Named Executive Officers for any of the performance goals under the MIP for fiscal 2007.

Long Term Incentives

In order to align the interests of management and stockholders, and to motivate, encourage and reward longer-term strategic initiatives and performance by executives, the Company provides long-term incentives. These long-term incentives include equity-based awards, principally stock options and restricted stock awards, and cash-based incentives. These incentives are described below.

Equity Based Awards

Grants of stock options and restricted stock awards are designed to directly align a portion of compensation for key employees with stockholders’ interests and to serve as the Company’s principal element of long-term compensation. As such, equity awards under the Company’s 2006 Stock Plan include time-based vesting provisions and, with respect to awards of restricted stock, include both time-based and performance-based vesting provisions designed in part to provide a retention incentive for employees identified as being key to the Company’s ability to achieve its business strategies.

Stock options and/or restricted stock awards have been granted generally on an annual basis to executives and other key employees. Over the past several years, the Compensation Committee has awarded stock options at its November/December or January meeting, and has granted restricted stock awards at its April or August meeting. Grants of stock options and restricted stock awards are not specifically timed to be made before major announcements or earnings releases. There are generally no differences in the timing of equity grants for the Named Executive Officers compared with other eligible employees. Under the 2006 Stock Plan, the Compensation Committee retains the discretion to grant equity awards at such times and with such frequency as the Compensation Committee may deem necessary or appropriate.

All of the Named Executive Officers (as well as other eligible employees) are eligible for grants of equity awards under the 2006 Stock Plan. Recommendations for the size and type of awards are developed based upon, among other factors, shares available for grant under the 2006 Stock Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives, prior awards granted to the executive, an executive’s potential for advancement and future positive contributions to Company performance, and other factors. The chief executive officer, with input from the Company’s compensation and benefits department, presents recommendations to the Compensation Committee, however, the Compensation Committee retains absolute discretion as to the granting of all equity-based awards. With respect to the chief executive officer, the Compensation Committee determines the form and size of awards granted to the chief executive officer and considers a number of factors in determining the size of equity awards, including: Company performance, chief executive officer performance and leadership, prior awards and Company prospects, among others. No particular weight or percentage allocation is assigned to any factor. The chief executive officer does not participate in the development of Compensation Committee’s determination regarding the form and size of equity awards to be granted to him.

Factors that may be considered in deciding which form the equity awards will take (i.e., stock options or restricted stock) may also include, among others, the Company’s stock price at the time the awards are granted; the degree to which the awards are intended to provide a retention incentive; types and amounts of awards available under the 2006 Stock Plan; and the impact on “overhang” (i.e., the dilutive effect on the Common Stock).

At its November 2006 meeting, the Compensation Committee considered grants of stock options for the 2007 fiscal year and with due consideration of the recommendations of the chief executive officer, approved grants of 222,000 stock options to 54 executives and employees (excluding the chief executive officer), with a grant date of December 1, 2006. The stock option grants carry a five year term and become exercisable over a three year period as follows: if the grantee’s employment period on any anniversary of the grant date equals or exceeds three years, 100% of the option shall be exercisable; if the grantee’s employment period on any anniversary of the grant date equals or exceeds two years but less than three years, 67% of the option shall be exercisable; and if the grantee’s employment period on any anniversary of the grant date equals or exceeds one year but less than two years, 33% of the option shall be exercisable. The exercise price of the options was established at the Fair Market Value of the Common Stock on the date of grant, as required and defined under the 2006 Stock Plan, or $6.49 per share. The Compensation Committee separately considered a grant of stock options to the chief executive officer and awarded the chief executive officer 100,000 options on the same terms as all other granted options. The chief executive officer did not participate in the Compensation Committee’s deliberations and determination regarding the stock option award. Stock options granted to the Named Executive Officers were:

Mr. Patel	Mr. Morgan	Mr. Proczko	Mr. Giuriceo	Mr. Zahr
100,000	20,000	20,000	3,000	3,000

At its April 2007 meeting, the Compensation Committee considered awards of restricted stock to the senior officers of the Company and its subsidiaries, including the Named Executive Officers. The Compensation Committee reviewed prior awards of restricted stock, historical Company stock prices and price appreciation, the current stock price and the recommendations of the chief executive officer. The Compensation Committee approved restricted stock awards aggregating 94,500 shares to 19 executives (excluding the chief executive officer). The awards vest on the first to occur of the following events: (i) April 10, 2012; (ii) the closing price of a share of Common Stock on the New York Stock Exchange Composite Transactions, or other principal market quotation, equals or exceeds $12.00 for 30 consecutive calendar days; (iii) a grantee’s retirement from employment at or after attaining age 65; or (iv) with the consent of the Compensation Committee. The Fair Market Value of the Common Stock on the date of award was $7.42 per share. The Compensation Committee separately considered a restricted stock award to the chief executive officer and awarded the chief executive officer a restricted stock award for 75,000 shares on the same terms as all other restricted stock awards. The chief executive officer did not participate in the Compensation Committee’s deliberations and determination regarding the restricted stock award. Restricted stock awards granted to the Named Executive Officers were:

Mr. Patel	Mr. Morgan	Mr. Proczko	Mr. Giuriceo	Mr. Zahr
75,000	7,500	7,500	0	0

Both the stock option grants and the restricted awards provide that in the event of a change-in-control of the Company, as defined in the award agreements for the grants and awards, the stock options shall become immediately exercisable and the restricted stock awards shall be immediately vested.

While equity awards under the 2006 Stock Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with SFAS No. 123R.

Cash-Based Awards

In addition to the equity awards described above, certain key executives of the Company and its subsidiaries, and including certain of the Named Executive Officers, as disclosed in the table below, are eligible for additional cash bonus qualified performance-based compensation awards based on the achievement of pre-established earnings before interest and taxes (“EBIT”) goals set for certain of the Company’s operating groups under the Company’s Long-Term Incentive EBIT Bonus Plan covering fiscal years 2006-2007-2008 (the “EBIT Bonus Plan”), as approved by the Compensation Committee at its January 2006 meeting. Under the terms of the plan, upon the attainment by a specific operating group of a pre-established EBIT goal for any fiscal year during the 2006-2007-2008 performance period, certain Named Executive Officers are awarded a cash bonus equal to a specified percentage of such executive’s potential total EBIT bonus award, and certain operating company executives are paid their full potential EBIT bonus award. If each of the Company’s operating groups achieves its EBIT goal in the same fiscal year, 100% of the Named Executive Officer’s total potential EBIT bonus award would be paid shortly after the end of such fiscal year. Once an operating group attains its EBIT goal and an award is paid to an executive, the EBIT goal has been attained in respect of that operating group and no other payments are made in subsequent years of the performance period with respect to EBIT attainment by that particular operating group.

The EBIT bonus award amounts potentially payable under the EBIT Bonus Plan to the Named Executive Officers for the achievement of specified EBIT goals established for certain of the Company’s operating groups are:

	POTENTIAL EBIT BONUS AWARD PAYMENTS ($)
	Mr. Patel	Mr. Morgan	Mr. Proczko
Operating Group #1	148,750	26,250	26,250
Operating Group #2	106,250	18,750	18,750
Operating Group #3	63,750	11,250	11,250
Operating Group #4	106,250	18,750	18,750

Maximum Award	425,000	75,000	75,000

None of the Company’s operating groups met its EBIT target for fiscal 2006 or fiscal 2007 and, accordingly, no cash bonus awards were paid under the EBIT Bonus Plan with respect to performance for those fiscal years. The EBIT Bonus Plan remains in effect for the fiscal 2008 year (the last year of the 2006-2007-2008 performance period). The EBIT goals established by the Compensation Committee at its January, 2006 meeting were very aggressive targets which have not been modified to reflect subsequent business developments. It is considered unlikely that any of the Named Executive Officers will be paid more than a small percentage, if any, of the potential maximum award under the EBIT Bonus Plan for fiscal 2008. Whether or not any of the specified EBIT goals are achieved during fiscal 2008, the Compensation Committee retains the discretion to adopt long-term cash incentive bonus plans for subsequent performance periods and with such performance goals and award amounts as the Compensation Committee deems appropriate.

Retirement Benefits

The purpose of offering retirement benefits to executives is to provide income protection in the years following an executive’s career with the Company. Retirement benefits offered to executives are designed to reward an executive’s tenure with the Company.

Tax-qualified defined benefit and supplemental executive retirement plans are available to the Named Executive Officers, and a 401(k) savings plan is also available to most Company and subsidiary employees, including the Named Executive Officers. In addition, certain of the Named Executive Officers participate in a non-qualified supplemental defined benefit retirement plan. The Compensation Committee believes that the retirement benefits offered to and earned by executives are an important retention element.

Changes in pension value under the Hartmarx Retirement Income Plan (“RIP”), a tax-qualified defined benefit pension plan, supplemental executive retirement plan and the Management Security Plan, a non-qualified supplemental retirement plan, are included in the Summary Compensation Table on page 23, in the column captioned Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Additional details on the various plans and accrued amounts for each of the Named Executive Officers are presented under the caption Pension Benefits immediately following the notes to the table on page 29.

Supplemental Benefit Compensation Agreement and Trust

Pursuant to a Supplemental Benefit Compensation Agreement dated as of December 23, 1999, the Company makes payments to an individual trust on behalf of Mr. Patel. The funding in this individual trust serves to offset the benefits otherwise payable under the supplemental executive retirement plan. The trust was established to provide Mr. Patel with non-qualified pension benefits based upon the benefits which could have been earned under the RIP but for limitations imposed by the Code. In addition to contributions to the trust, the Company makes a tax gross-up payment each year on the deposits (and on taxable earnings on those deposits) made by the Company into the trust as disclosed in Note 5 to the Summary Compensation Table on page 23. The benefits payable from the trust are paid on an after-tax basis, having been reduced to reflect the income tax payments advanced by the Company.

The Compensation Committee evaluates the cost of these trust payments and determined it was in the Company’s best interest to pay those amounts. The Compensation Committee’s reason for deciding to pay amounts to the individual trust was that it believes that for retention and other reasons, the retirement income promised for all employees, whether or not payable within the limits applicable to tax-qualified plans, should be provided in a manner ensuring retirement security on the same basis as is generally available to all other participants of the Company’s defined benefits pension plan, most of whom are not subject to Code limitations.

Perquisites

Certain of the executive officers of the Company and its subsidiaries, including the Named Executive Officers, receive various perquisites provided by the Company. These perquisites may include a Company leased vehicle, a financial counseling allowance, executive life insurance, executive vision insurance coverage, personal umbrella liability insurance premium reimbursement and a clothing allowance. The value of certain of these perquisites (including the personal use component of any company leased vehicle) is imputed income to the executive and taxed accordingly. No tax gross-up payments are made to executives or to the Named Executive Officers in connection with perquisites. The Compensation Committee believes that these perquisites are relatively modest and necessary for retention and recruitment purposes.

The Compensation Committee reviews the perquisites on a periodic basis to ensure that they are appropriate in light of the Company’s total compensation program and market practice. Specific perquisites provided to the Named Executive Officers are listed in Note 5 to the Summary Compensation Table on page 23. Other than these perquisites, Named Executive Officers have the same benefits that are generally provided to other employees.

Employment Agreements and Post-Termination Payments

Separate employment agreements and change-in-control severance agreements are in effect between the Company and certain Company and subsidiary executives, including each of Messrs. Patel, Morgan and Proczko. In addition, the Company has change-in-control severance agreements in effect for each of Messrs. Giuriceo and Zahr. With respect to Mr. Zahr, as a result of his retirement effective December 31, 2007, his severance agreement is no longer in effect.

These agreements, originally put into place in 1996 for the Company’s then senior executive officers and restated as of November 2000, and applied to the Company’s and certain subsidiaries’ senior executive officers, including the Named Executive Officers, are intended to encourage and reinforce senior management’s attention and dedication to the business, operations and execution of the Company’s strategies in the face of the disturbing circumstances and personal distractions which could arise from the possibility of a change-in-control of the Company. The Compensation Committee believes that these purposes and the continuation of the agreements are appropriate and necessary with respect to the Named Executive Officers. See the narrative discussion and tabular disclosure under the caption Potential Payments Upon Termination or Change-in-Control, beginning on page 32.

Policy With Respect to Tax Deductibility

The Compensation Committee has reviewed the provisions of the Omnibus Budget Reconciliation Act of 1993 as they relate to limitations on tax deductibility for certain compensation exceeding $1 million for Named Executive Officers. Based upon regulations issued by the Internal Revenue Service, the Compensation Committee believes that gains from the exercise of outstanding stock options or future options will be exempted from this deduction limitation. It is currently intended that any amendment to the MIP or the 2006 Stock Plan will be presented for stockholder approval as and when required to preserve this exemption.

It is the intention of the Compensation Committee, to the extent consistent with sound compensation policy and incentive program design, that compensation for the Named Executive Officers be provided in such a way as to remain tax deductible for the Company. It is possible, however, that certain types of compensation awarded to members of the executive group would not qualify as wholly deductible under applicable tax law. While considering tax deductibility as one of the factors in determining compensation, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will continue to review and respond to the relevant tax law and regulations as appropriate.

Policy on Recoupment of Executive Compensation in the Event of Certain Restatements

If the Board of Directors or an appropriate committee of the Board determines that, as a result of a restatement of the Company’s financial statements, an executive received more compensation than the executive would have received absent the incorrect financial statements, then the Board or committee, in its discretion, reserves the right to take such actions as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law, but are not limited to:

•	Requiring partial or full repayment of any bonus or other incentive compensation paid to the executive;

•	Requiring repayment of any gains realized on the exercise of stock options or on the open-market sale of vested shares;

•	Causing the partial or full cancellation of restricted stock awards and outstanding stock options;

•	Adjusting the future compensation of such executive; and

•	Initiating legal action against the executive, as the Board or committee determines to be in the best interests of the Company.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for Fiscal Year 2007

The following Summary Compensation Table sets forth the cash and non-cash compensation paid to or earned by the Company’s Named Executive Officers for the fiscal year ended November 30, 2007.

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Homi B. Patel	2007	$783,333	$429,725	$289,458	$0	$516,087	$80,101	$2,098,704
Chairman, President & Chief Executive Officer

Glenn R. Morgan	2007	282,333	42,958	57,892	0	52,600	15,527	451,310
Executive Vice President & Chief Financial Officer

Taras R. Proczko	2007	231,417	53,870	57,892	0	89,034	13,748	445,961
Senior Vice President, General Counsel & Secretary

Raymond C. Giuriceo	2007	145,625	0	9,553	0	74,290	6,568	236,036
Vice President and Managing Director, International Marketing

Andrew A. Zahr(6)	2007	141,145	0	9,553	0	65,842	6,480	223,020
Vice President

(1)	These amounts are the aggregate dollar amount recognized for financial statement reporting purposes for the 2007 fiscal year in accordance with SFAS No. 123R for restricted stock awards. Assumptions made in the valuation methodology for restricted stock awards are disclosed in Note 10 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended November 30, 2007, with the exception that the valuation shown assumes no forfeitures. Restricted Stock awards granted in 2007 are presented in the Grants of Plan-Based Awards for Fiscal Year 2007 table on page 25.

(2)	These amounts are the aggregate dollar amount recognized for financial statement reporting purposes for the 2007 fiscal year in accordance with SFAS No. 123R for stock options. Assumptions made in the valuation methodology for stock options are disclosed under the caption Stock Based Compensation in Note 1 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended November 30, 2007, with the exception that the valuation shown assumes no forfeitures. Stock options granted in 2007 are presented in the Grants of Plan-Based Awards for Fiscal Year 2007 table beginning on page 25.

(3)	This information reflects the dollar value of cash incentive compensation for the Named Executive Officers for the year during which performance is measured (even if paid at a later date) under the Company’s MIP for fiscal 2007.

(4)

The amounts in this column represent the positive change in actuarial present value of the Named Executive Officers’ accumulated benefit under defined benefit plans (qualified and supplemental) during the fiscal year and also include earnings on non-qualified deferred compensation plan benefits. As of January 1, 2007, certain retirement benefits accumulated under the supplemental executive retirement plan (“SERP”) were transferred to and are payable under the Company’s tax-qualified Retirement Income Plan as a “QSERP” and the amounts in this column reflect the net aggregate increase in the combined RIP and SERP benefit. For the Named Executive Officers, the components of the change in pension value are:

Name	Plan Name	Change in Actuarial Value ($)
Homi B. Patel	Retirement Income Plan (tax-qualified plan)	51,397
	SERP (non-qualified plan)	449,622
	Management Security Plan (non-qualified plan)	13,423

Glenn R. Morgan	Retirement Income Plan (tax-qualified plan)	511,039
	SERP (non-qualified plan)	(465,436)
	Management Security Plan (non-qualified plan)	6,344

Taras R. Proczko	Retirement Income Plan (tax-qualified plan)	154,142
	SERP (non-qualified plan)	(65,108)

Raymond C. Giuriceo	Retirement Income Plan (tax-qualified plan)	74,290

Andrew A. Zahr	Retirement Income Plan (tax-qualified plan)	65,842

(5)	These amounts include the following:

Name	Perquisites and other personal benefits(a)	Tax Reimburse- ments(b)	Company Contributions to Defined Contribution Plans(c)	Life Insurance Premiums(d)	Total
Homi B. Patel	$10,970	$58,411	$6,750	$3,970	$80,101
Glenn R. Morgan	7,297	0	6,750	1,480	15,527
Taras R. Proczko	5,771	0	6,750	1,227	13,748
Raymond C. Giuriceo	1,173	0	4,594	801	6,568
Andrew A. Zahr	968	0	4,484	1,028	6,480

(a)	Perquisites and other personal benefits are limited to:

For Mr. Patel: the personal use component of a company leased auto—$5,948, reimbursement for financial planning and tax preparation services—$3,000, clothing allowance valued at the Company’s standard cost—$1,250, reimbursement of personal umbrella liability insurance premiums—$602, and premiums for vision insurance coverage—$170.

For Mr. Morgan: the personal use component of a company leased auto—$5,138, clothing allowance valued at the Company’s standard cost—$1,476, reimbursement of personal umbrella liability insurance premiums—$513, and premiums for vision insurance coverage—$170.

For Mr. Proczko: the personal use component of a company leased auto—$3,932, clothing allowance valued at the Company’s standard cost—$738, reimbursement of personal umbrella liability insurance premiums—$931, and premiums for vision insurance coverage—$170.

For Mr. Giuriceo: clothing allowance valued at the Company’s standard cost—$418, reimbursement of personal umbrella liability insurance premiums—$585, and premiums for vision insurance coverage—$170.

For Mr. Zahr: clothing allowance valued at the Company’s standard cost—$460, reimbursement of personal umbrella liability insurance premiums—$338, and premiums for vision insurance coverage—$170.

(b)	These amounts represent tax gross-up payments on deposits (and on taxable earnings on those deposits) made by the Company into a trust for the benefit of Mr. Patel. This trust was established pursuant to a certain supplemental benefit compensation agreement which is intended to provide Mr. Patel with non-qualified pension benefits based upon the benefits which could have been earned under the Company’s pension plan but for limitations imposed by the Code. The benefits payable from the trust are paid on an after-tax basis, having been reduced to reflect the income tax payments advanced by the Company.

(c)	These amounts represent the Company’s contributions to the Named Executive Officers’ accounts in the Company’s tax-qualified defined contribution plan, the Hartmarx Savings Investment and Stock Ownership Plan (“SIPSOP”). SIPSOP is a combined salary reduction plan under Section 401(k) of the Code and an after-tax savings plan. SIPSOP is available to most non-union U.S. employees. Eligible participants in SIPSOP can invest from 1% to 16% of earnings among several investment alternatives, including a Company common stock fund. Company matching contributions are made based on the employee’s level of participation. The Company contribution amount is equal to 50% of the first 6% of earnings contributed by the employee. Employee and employer contributions are subject to annual compensation limits imposed by the Code. For 2007, the limit was $225,000.

(d)	These amounts represent insurance premiums paid by the Company for life, accidental death and dismemberment, and travel accident insurance.

(6)	Mr. Zahr served as Vice President, Controller until November 1, 2007. Effective November 1, 2007, Mr. Zahr was appointed Vice President. Mr. Zahr retired from employment effective December 31, 2007.

Grants of Plan-Based Awards for Fiscal Year 2007

The following table summarizes cash and non-cash grants of plan-based awards made to the Named Executive Officers during the fiscal year ended November 30, 2007.

Name	Plan Name	Grant Date	Compensation Committee Action Date		Estimated Under Threshold ($)	Future Non-Equity Plan Awards Target ($)	Payouts Incentive Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units #(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Homi B. Patel	MIP				226,800	567,000	1,134,000
	EBIT Bonus 2006-2008 Cycle	01/25/2006	01/25/2006			425,000
	2006 Stock Plan	12/01/2006	11/29/2006	(4)					100,000	6.49	246,000
	2006 Stock Plan	04/10/2007	04/10/2007					75,000			556,550

Glenn R. Morgan	MIP				50,000	125,000	250,000
	EBIT Bonus 2006-2008 Cycle	01/25/2006	01/25/2006			75,000
	2006 Stock Plan	12/01/2006	11/29/2006	(4)					20,000	6.49	49,200
	2006 Stock Plan	04/10/2007	04/10/2007					7,500			55,650

Taras R. Proczko	MIP				43,000	107,500	215,000
	EBIT Bonus 2006-2008 Cycle	01/25/2006	01/25/2006			75,000
	2006 Stock Plan	12/01/2006	11/29/2006	(4)					20,000	6.49	49,200
	2006 Stock Plan	04/10/2007	04/10/2007					7,500			55,650

Raymond C. Giuriceo	MIP				14,469	43,406	72,344
	2006 Stock Plan	12/01/2006	11/29/2006	(4)				0	3,000	6.49	7,380

Andrew A. Zahr	MIP				16,000	40,000	80,000
	2006 Stock Plan	12/01/2006	11/29/2006	(4)				0	3,000	6.49	7,380

(1)	These restricted stock awards were granted pursuant to the Company’s 2006 Stock Plan and vest upon the first to occur of the following events: (i) stock price equals or exceeds $12.00 for 30 consecutive calendar days; (ii) April 10, 2012; (iii) retirement at age 65; or (iv) with Compensation Committee consent. These awards also vest upon a change-in-control of the Company, as defined in the grant documents evidencing the awards.

(2)	As required by the 2006 Stock Plan, the exercise price of options shall not be less than the greater of (i) 100% of the Fair Market Value per share on the date of grant or (ii) $2.50 per share. Fair Market Value (as defined in the 2006 Stock Plan) is the average of the high and low prices reported for the Common Stock on the national securities exchange or national market system on which such stock is principally traded on the grant date. On the grant date, the Fair Market Value was $6.49 per share; and the closing price of the Common Stock on the grant date was $6.55 per share. These awards also vest upon a change-in-control of the Company, as defined in the grant documents evidencing the stock option grants.

(3)	The grant date fair value of the stock awards is $7.42 per share, and the grant date fair value of the option awards is $2.46 per share

(4)	At its meeting held on November 29, 2006, the Compensation Committee approved stock option grants for fiscal year 2007 and determined that such awards have an effective grant date of December 1, 2006, with an exercise price equal to the Fair Market Value (as defined in the 2006 Stock Plan) of the Common Stock on December 1, 2006. The stock option grants carry a five year term and become exercisable over a three year period as follows: if grantee’s employment period on any anniversary of the grant date equals or exceeds three years, 100% of the option shall be exercisable; if grantee’s employment period on any anniversary of the grant date equals or exceeds two years but less than three years, 67% of the option shall be exercisable; and if grantee’s employment period on any anniversary of the grant date equals or exceeds one year but less than two years, 33% of the option shall be exercisable. For the Named Executive Officers, these stock option grants became fully exercisable on the first anniversary of the grant date, December 1, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for the Named Executive Officers at fiscal year ended November 30, 2007.

		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Homi B. Patel	12/17/2001	80,000		2.50	12/16/2011
	04/10/2002	40,000		2.50	04/09/2012
	12/03/2002	50,000		2.64	12/02/2012
	08/04/2004					75,000	300,000
	01/19/2005	100,000		8.07	01/18/2010
	08/03/2005					75,000	300,000
	01/25/2006	100,000		7.93	01/24/2011
	08/08/2006					75,000	300,000
	12/01/2006		100,000	6.49	11/30/2011
	04/10/2007					75,000	300,000

TOTALS		370,000	100,000			300,000	1,200,000

Glenn R. Morgan	12/17/2001	15,000		2.50	12/16/2011
	04/10/2002	15,000		2.50	04/09/2012
	12/03/2002	15,000		2.64	12/02/2012
	12/01/2003	15,000		4.30	11/30/2013
	08/04/2004					7,500	30,000
	01/19/2005	20,000		8.07	01/18/2010
	08/03/2005					7,500	30,000
	01/25/2006	20,000		7.93	01/24/2011
	08/08/2006					7,500	30,000
	12/01/2006		20,000	6.49	11/30/2011
	04/10/2007					7,500	30,000

TOTALS		100,000	20,000			30,000	120,000

Taras R. Proczko	12/01/2003	15,000		4.30	11/30/2013
	08/04/2004					15,000	60,000
	01/19/2005	20,000		8.07	01/18/2010
	08/03/2005					7,500	30,000
	01/25/2006	20,000		7.93	01/24/2011
	08/08/2006					7,500	30,000
	12/01/2006		20,000	6.49	11/30/2011
	04/10/2007					7,500	30,000

TOTALS		55,000	20,000			37,500	150,000

Raymond C. Giuriceo	12/01/1999	7,500		3.84	11/30/2009
	10/16/2000	5,000		2.50	10/15/2010
	12/17/2001	12,000		2.50	12/16/2011
	04/10/2002	5,000		2.50	04/09/2012
	12/03/2002	5,000		2.64	12/02/2012
	12/01/2003	5,000		4.30	11/30/2013
	01/19/2005	5,000		8.07	01/18/2010
	01/25/2006	5,000		7.93	01/24/2011
	12/01/2006		3,000	6.49	11/30/2011

TOTALS		49,500	3,000

Andrew A. Zahr	12/01/1999	7,000		3.84	11/30/2009
	10/16/2000	5,000		2.50	10/15/2010
	12/17/2001	10,000		2.50	12/31/2010
	04/10/2002	5,000		2.50	12/31/2010
	12/03/2002	5,000		2.64	12/31/2010
	12/01/2003	5,000		4.30	12/31/2010
	01/19/2005	7,000		8.07	01/18/2010
	01/25/2006	5,000		7.93	03/30/2008
	12/01/2006		3,000	6.49	03/30/2008

TOTALS		49,000	3,000

(1)	Market value of shares is based on the closing market price of the Common Stock on the last day of the Company’s fiscal year—November 30, 2007, $4.00 per share.

OPTION AWARD VESTING SCHEDULE			STOCK AWARD VESTING SCHEDULE
Grant Date	Vesting Schedule		Grant Date	Vesting Schedule
12/01/1999 10/16/2000 12/17/2001 04/10/2002 12/03/2002 12/01/2003 01/19/2005 01/25/2006 12/01/2006

All options reported in the table above vest in whole or in part, after grantee’s unbroken period in the employ of the Company or a subsidiary (the “Employment Period”) continues to and including the first anniversary of the Grant Date. If grantee’s Employment Period on any anniversary of the Grant Date equals or exceeds three years, 100% of the option shall be exercisable; if it equals or exceeds two years but less than three years, 67% of the option shall be exercisable; and if it equals or exceeds one year but less than two years, 33% of the option shall be exercisable.

For each of the Named Executive Officers, the listed option grants fully vest as follows:

08/04/2004 08/03/2005 08/08/2006 04/10/2007

This award vests upon the earlier of (i) stock price equals or exceeds $11.00 for 30 consecutive calendar days; (ii) August 4, 2009; (iii) retirement at age 65; or (iv) with Compensation Committee consent.

This award vests upon the earlier of (i) stock price equals or exceeds $14.00 for 30 consecutive calendar days; (ii) August 3, 2010; (iii) retirement at age 65; or (iv) with Compensation Committee consent.

This award vests upon the earlier of (i) stock price equals or exceeds $10.00 for 30 consecutive calendar days; (ii) August 8, 2011; (iii) retirement at age 65; or (iv) with Compensation Committee consent.

This award vests upon the earlier of (i) stock price equals or exceeds $12.00 for 30 consecutive calendar days; (ii) April 10, 2012; (iii) retirement at age 65; or (iv) with Compensation Committee consent.

	Grant Date	Vesting Date
	12/01/1999 10/16/2000 12/17/2001 04/10/2002 12/03/2002 12/01/2003 01/19/2005 01/25/2006 12/01/2006	12/01/2000 10/16/2001 12/17/2002 04/10/2003 12/03/2003 12/01/2004 01/19/2006 01/25/2007 12/01/2007

Option Exercises and Stock Vested

None of the Named Executive Officers exercised stock options or acquired shares of stock as a result of the vesting of restricted stock awards during fiscal 2007.

Pension Benefits for Fiscal 2007

The table below shows the accrued pension benefit amounts for the Named Executive Officers as of fiscal year ended November 30, 2007.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year
Homi B. Patel(3)	Retirement Income Plan (tax-qualified plan)	27	1,201,374	0
	SERP (non-qualified plan)	27	1,933,181	0
	Management Security Plan (non-qualified plan)	24	230,024	0

Glenn R. Morgan	Retirement Income Plan (tax-qualified plan)	26	1,046,263	0
	SERP (non-qualified plan)	26	10,832	0
	Management Security Plan (non-qualified plan)	24	108,668	0

Taras R. Proczko	Retirement Income Plan (tax-qualified plan)	25	439,717	0
	SERP (non-qualified plan)	25	2,947	0

Raymond C. Giuriceo	Retirement Income Plan (tax-qualified plan)	30	729,821	0

Andrew A. Zahr	Retirement Income Plan (tax-qualified plan)	30	656,427	0

(1)	Full years of credited service under the plans are equivalent to the years of total service for the employee through November 30, 2007. The Company has not granted extra years of credited service under its plans to the Named Executive Officers.

(2)	Reflects the actuarial present value of benefits accumulated under the respective retirement plans, in accordance with the same assumptions disclosed in Note 9 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended November 30, 2007.

(3)	The amounts shown for Mr. Patel for the Retirement Income Plan and the SERP include the present value of payments made to an individual trust, as described under the caption Supplemental Benefit Compensation Agreement, on page 31, below, and previously discussed in the Compensation Discussion and Analysis, on page 21 above.

Qualified Defined Benefit Pension Plan

The Company’s principal pension plan is the Hartmarx Corporation Retirement Income Plan, a tax-qualified, trusteed defined benefit plan (“RIP”), which provides for contributions to be made by the Company and designated subsidiaries on an actuarial basis and provides for defined benefits in the event of retirement after certain age and service requirements have been met. Survivor benefits are also provided in the event of a participant’s death after certain other age and service requirements have been met. Regular eligible employees of the Company or a designated affiliate hired before April 1, 2003 who participate in and contribute to the Hartmarx Savings Investment and Stock Ownership Plan, a trusteed defined contribution plan, automatically participate in RIP. Employees hired on or after April 1, 2003 are not eligible to participate in RIP. Normal retirement age under RIP is 65, and early retirement at any time after a vested participant attains age 55 results in actuarially reduced benefits. The valuation assumptions for RIP are disclosed in Note 9 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended November 30, 2007.

Maximum benefits payable under RIP are equal to: (i) 1 2/3% of a participant’s highest average annual earnings (generally, salary, wages (including commissions) and bonus amounts) for any five consecutive years included within the final ten years of employment with the Company less 1 2/3% of the participant’s primary Social Security benefit, multiplied by years of participation prior to April 1, 2003, plus (ii) if the years of participation taken into account in clause (i) are fewer than 30 years, 1% of a participant’s highest average annual earnings less 1% of the participant’s primary Social Security benefit, multiplied by years of participation after April 1, 2003 (provided that, the total number of years of participation in clauses (i) and (ii) shall not exceed 30). Benefits are actuarially reduced when the spouse is named as joint annuitant or if the employee withdraws his or her pre-1984 contributions to RIP prior to retirement. In certain instances, benefits are subject to limitations imposed by the Code. Lump sum payment of benefits is available only if the present value of the accrued benefit is under $5,000.

The Company has authorized additional non-qualified pension payments to its executive officers, including the Named Executive Officers, under a supplemental executive retirement plan (“SERP”) based upon the benefits which could have been earned in accordance with the formula described above but for the application of the Code limitations.

Retirement Income Security Plan

The Hartmarx Retirement Income Security Plan (the “RISP”) is a non-qualified, non-contributory supplemental defined benefit pension plan maintained by the Company to protect the after-tax retirement income for select eligible employees of the Company and its subsidiaries in the event that the benefits of such participants under the RIP become subject to Pension Benefit Guaranty Corporation (“PBGC”) guaranty limitations. The purpose of RISP is to ensure funding for participants’ RIP benefits that exceed the PBGC maximum benefit so that such benefits are protected against any forfeiture as a result of such limitations.

The RISP provides a potential “security benefit” to participants which is designed to equal the difference between the amount of a participant’s accrued benefit in the RIP and the maximum benefit guaranteed by the PBGC, on an after-tax basis. The security benefit does not result in or provide any additional retirement benefit as it is offset by the amount of any RIP benefits a participant actually receives upon retirement, or at normal retirement date if the participant continues employment with the Company or a subsidiary after attaining normal retirement age (as defined in RIP). The security benefit is also offset by the amount of any RIP benefits that are annuitized.

A participant vests in the RISP after 5 years of participation and benefits are forfeited if a participant has not attained five years of service under the RISP and termination of employment is for “cause.”

Participants are responsible for payment of all federal, state or local income taxes resulting from the vesting, payment or accrual of their security benefit under the RISP; however, the Company is required to make a tax gross up payment to or on behalf of a participant for each calendar year during participation in the RISP that a participant incurs income tax liability with respect to the security benefits vested and/or accrued under the RISP.

The Company may make a contribution to the RISP trust each year in such amount, if any, as the Company determines, so that assets in the trust equal the aggregate security benefit for all eligible participants for the applicable RISP plan year. As of November 30, 2007, no participants in the RISP have vested benefits, no benefits have been paid out of the RISP to participants and the costs of maintaining the RISP have been minimal.

Messrs. Patel, Morgan and Proczko as well as certain other Company and subsidiary executives participate in the RISP. Amounts payable to the Named Executive Officers, if any, under the RISP are not separately included in the Pension Benefits table on page 29, above, as RISP secures benefits already earned and does not provide additional incremental benefits.

Management Security Plan

Messrs. Patel and Morgan are participants in the Management Security Plan (“MSP”). Originally established in 1976, the MSP is a contributory non-qualified supplemental retirement program which provides a monthly supplemental retirement for 120 months. Mr. Patel participates at the 100% level and Mr. Morgan participates at the 50% level and each makes monthly contributions to the MSP commensurate with those participation levels. The monthly benefit payable to Messrs. Patel and Morgan upon retirement at age 65 is $3,660 and $1,563, respectively. The monthly retirement benefit amounts are adjusted if a participant retires before age 65.

In addition, if a participant dies before attaining the age of 65, the participant’s designated beneficiary is paid a monthly benefit for 120 months. With respect to Mr. Patel, the monthly benefit is $3,000 per month for the first 12 months, followed by monthly payments of $1,500 per month for the longer of (a) 108 months or (b) the month when Mr. Patel would have attained the age of 65. With respect to Mr. Morgan, the monthly benefits are one-half of those amounts.

If a participant resigns or if employment is terminated at any time prior to age 55, no benefits are payable under the MSP. If a participant resigns or if employment is terminated after age 55 but before age 65, the monthly retirement benefit amounts are adjusted. The MSP was closed to new participants in 1985.

Supplemental Benefit Compensation Agreement

The Company and Mr. Patel are parties to a Supplemental Benefit Compensation Agreement, which is discussed in the Compensation Discussion and Analysis, on page 21 above. Pursuant to that agreement, a trust was established to provide Mr. Patel with non-qualified pension benefits based upon the benefits which could have been earned under the Company’s pension plan, RIP, but for limitations imposed by the Code. The funding in this individual trust serves to offset the benefits otherwise payable under the supplemental executive retirement plan.

Non-Qualified Deferred Compensation Plans

The Company had in effect a deferred compensation plan which allowed certain employees and senior management an opportunity to defer salary and bonus amounts and earn interest on the amounts deferred and receive payments of the deferred amounts (including earnings thereon) upon retirement or sooner if employment is terminated prior to retirement. The Named Executive Officers who participate in the plan are Mr. Patel and Mr. Morgan. Their aggregate balances earn interest from the date of deferral at 110% of the seasoned Moody’s Corporate Bond Index rate. Upon the participant’s termination of employment (voluntary or involuntary, including by reason of death or disability), the Company shall pay to the participant the deferred compensation account, with interest, in annual installments over a period of 15 years. In the event of a change-in-control, the Company shall pay to the participant the deferred compensation account balance within five days following such change-in-control. In the event of a participant’s death while employed with the Company, the Company shall pay a death benefit to the participant’s beneficiary. In the case of Mr. Patel, the death benefit is $735,101; and in the case of Mr. Morgan, the death benefit is $388,568. No deferrals have been made into the plan since 1989, no withdrawals of deferrals have paid to participants since 1996, and only modest earnings balances remain in the participants’ deferred compensation accounts. The deferred compensation plan is not a material element of the Company’s compensation program. The earnings on Mr. Patel’s and Mr. Morgan’s deferred compensation account balances and the amount of the balances are disclosed in the table below.

Non-Qualified Deferred Compensation Table for Fiscal Year 2007

The following Non-Qualified Deferred Compensation Table provides information concerning the non-qualified deferred compensation benefits of the participating Named Executive Officers during the fiscal year ended November 30, 2007.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Homi B. Patel	$0	$0	$1,645	$0	25,697
Glenn R. Morgan	0	0	653	0	10,198

(1)	These amounts are included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column in the Summary Compensation Table for Fiscal Year 2007 on page 23.

Potential Payments Upon Termination or Change-In-Control

Severance Arrangements

For Company officers not covered by employment agreements, the Company generally provides separation pay and benefits to its executives in the event of an involuntary termination without cause. These separation benefits are generally structured similarly to the pay and benefits available to all other employees and take into account the employee’s years of service with the Company.

On a case-by-case basis, the Company may provide additional pay and benefits to Company officers, including the Named Executive Officers, in excess of the amount typically payable under a severance pay policy. These additional pay and benefits amounts would be compensation for receiving non-solicitation, non-disparagement and confidentiality agreements with executives. Such additional separation pay and benefits are generally contingent upon the Company receiving a general release of claims from the employee.

The typical elements of separation pay and benefits consist of base salary continuation, health and welfare benefits continuation, and outplacement assistance. For the Named Executive Officers who are covered by employment, severance and/or change-in-control agreements, please refer to the narrative disclosure below.

Health and Welfare Benefits Continuation

As noted above, the executive officers typically continue participating in the health and welfare benefits during the salary continuation period. If an executive receives severance pay in a lump sum, he or she is not eligible for continued participation in the health and welfare benefits plans.

Employment Agreements and Post Termination Compensation

Separate employment agreements and change-in-control severance agreements are in effect between the Company and certain Company and subsidiary executives, including each of Messrs. Patel, Morgan and Proczko. Also, separate change-in-control severance agreements are in effect between the Company and Messrs. Giuriceo and Zahr. With respect to Mr. Zahr, as a result of his retirement effective December 31, 2007, his severance agreement is no longer in effect.

Patel, Morgan and Proczko Employment and Severance Agreements

Mr. Patel’s employment agreement, originally for a two-year term expiring December 31, 2002, provides that the term of the agreement is automatically extended by one year at each December 31,

unless prior to such date the Company delivers written notice to Mr. Patel, or Mr. Patel delivers written notice to the Company, that the term of the agreement will not be so extended. In November 2007, the employment agreements with Messrs. Morgan and Proczko were extended for two years, and they will expire on December 31, 2009.

The employment agreements provide that Messrs. Patel, Morgan and Proczko will receive annual salaries at least equal to their respective annual salaries effective as of January 1, 2007, with increases to be determined by the Compensation Committee, except for across-the-board reductions similarly affecting all executives of the Company, and provide for participation in the MIP and in other fringe benefits, including any long-term incentive plan, available to key executives.

In the event that any of these executives is discharged without cause or resigns with good reason, which includes resignation due to a material change in duties or termination of the employment agreement other than in accordance with its terms, the executive will be entitled to continuation of salary and fringe benefits for 24 months. In addition, upon such discharge or resignation with good reason, all unpaid incentive compensation under the MIP (including all contingent compensation which would have been payable for the full fiscal year in which such executive’s employment is terminated and for the following fiscal year) will be paid as and when MIP payments are made to other MIP participants for such periods. All unpaid incentive compensation under any long-term incentive plan (including a pro-rata portion of the aggregate value of all contingent incentive compensation with respect to uncompleted performance periods) will become payable within ten days of such discharge or resignation with good reason; and all stock options and restricted stock awards granted to such executive under the Company’s stock option plans will become immediately exercisable and fully vested, as the case may be.

The amended and restated severance agreements covering Messrs. Patel and Morgan were for an initial two-year term expiring December 31, 2002, and effective December 31, 2001, and on each anniversary thereof, the term of the agreement is automatically extended for a one year period, unless prior to such date the Company delivers written notice to the executive or the executive delivers written notice to the Company, that the term of the agreement will not be so extended. In the case of Mr. Proczko, the severance agreement was for an initial term expiring December 31, 2004, and provides for the same automatic extension as described in the immediately preceding sentence. Pursuant to the severance agreements, the Company has agreed to pay to Messrs. Patel, Morgan and Proczko severance benefits in the event their employment is terminated within 24 months following a change-in-control of the Company for any reason other than (i) death, (ii) disability, (iii) cause or (iv) resignation without good reason (a “Qualifying Termination”). The severance payment, payable as a lump sum in lieu of the salary continuation, bonus and long-term incentive compensation payments described above, would equal three times the higher of the executive’s annual base salary as of the date the executive’s employment is terminated and the executive’s annual base salary in effect immediately prior to a change-in-control, plus three times the executive’s target bonus opportunity under the MIP for such year. Fringe benefits would continue to be provided for a period of 36 months, and if the termination of the executive’s employment after a change-in-control and during the agreement period, by the Company without cause or by the executive for good reason, occurs after the executive has attained the age of 57 years, welfare benefits (life, disability, accident and health insurance benefits) would continue to be provided until such time that executive becomes Medicare eligible and is covered by Medicare.

In addition, upon a Qualifying Termination, all stock options and restricted stock awards granted to each of Messrs. Patel, Morgan and Proczko under the Company’s stock option plans would become immediately exercisable and fully vested, as the case may be, and the executive would also be entitled to receive any unpaid contingent or other incentive compensation in the same manner as described above.

All such amounts would be due and payable within ten days of the date of such termination. In the event that total severance benefits to be received by the executive in connection with a change-in-control would be subject to any excise tax imposed under Section 4999 of the Code, then the Company will pay to the executive an additional amount such that after deduction of any excise tax on such severance benefits and any federal, state and local income and employment taxes and excise tax on such additional amount, the net amount retained by the executive will be equal to the severance benefits to be paid to such executive. In the event of a termination without cause or for good reason following a change-in-control, for Messrs. Patel, Morgan and Proczko, the severance value is 36 months of salary, payable in a lump sum.

In the event that separation pay under the employment agreement or the severance agreement, as applicable, is considered deferred compensation subject to Section 409A of the Code, payments that would otherwise have been immediately payable may be withheld during the six month period following termination of employment. The Company will then pay the amount accrued over the six months, in a lump sum with interest, as soon as permitted under Section 409A.

Giuriceo and Zahr Severance Agreements

Separate severance agreements are in effect between the Company and Messrs. Giuriceo and Zahr pursuant to which the Company has agreed to pay severance benefits if they experience a Qualifying Termination. With respect to Mr. Zahr, as a result of his retirement effective December 31, 2007, his severance agreement is no longer in effect.

For Messrs. Giuriceo and Zahr, the severance value is equal to (i) 50% of “Annual Compensation” plus one-twelfth (1/12) of Annual Compensation for each full or partial year of employment by the Company at the time of termination, up to twelve years if the executive is under age 50, otherwise, up to eighteen years; plus (ii) the excess of the value of all shares of Common Stock issuable upon exercise of then outstanding stock options granted under any Company stock option plan (whether or not then exercised or fully exercisable) over the aggregate exercise price of such options is payable in a lump sum. “Annual Compensation” is defined as the average annual rate of compensation payable by the Company for the three calendar years immediately preceding the calendar year in which a change-in-control occurs, including, without limitation, all compensation income recognized as a result of the exercise of stock options (or stock appreciation rights) or the sale of the stock so acquired, or earned by them but not paid for any reason other than an election to postpone and defer such payment.

In the event that separation pay under the severance agreement is considered deferred compensation subject to Section 409A of the Code, payments that would otherwise have been immediately payable may be withheld during the six month period following termination of employment. The Company will then pay the amount accrued over the six months, in a lump sum with interest, as soon as permitted under Section 409A.

Potential Payments Upon Termination and Change-in-Control Provisions

In the event that the employment of a Named Executive Officer terminates due to disability or retirement, the post-employment amounts payable to the Named Executive Officers are paid in accordance with the retirement plans and disability benefits plans offered by the Company on the same basis as those benefits are payable to all other salaried employees. In the event that the employment of a Named Executive Officer terminates due to death, the life insurance benefits payable with respect to each of the Named Executive Officers, to the extent that those benefits exceed life insurance benefits available to other salaried employees of the Company are: Mr. Patel—$785,000; Mr. Morgan—$566,000; Mr. Proczko—$464,000; Mr. Giuriceo—$146,000; and Mr. Zahr—$284,000. In addition, pursuant to the Management Security Plan described on page 31, and the non-qualified deferred compensation plan described on page 31, additional life insurance benefits of $735,101 and $198,000 (paid over a period of 120 months) would be paid for Mr. Patel under the MSP and deferred compensation plan, respectively; and additional life insurance benefits of $388,568 and $99,000 (paid over a period of 120 months) would be paid for Mr. Morgan under the MSP and deferred compensation plan, respectively.

The following tables disclose the potential payments to the Named Executive Officers assuming a termination of employment effective as of November 30, 2007. The assumptions used in calculating these amounts are set forth immediately following the last table.

Mr. Patel	Voluntary Termination at Nov. 30, 2007	Termination Without Cause or For Good Reason at Nov. 30, 2007	Termination for Cause at Nov. 30, 2007	Termination Without Cause or For Good Reason Following a Change-in-Control at Nov. 30, 2007
Severance Value	$0	$1,570,000	$0	$2,355,000
MIP Bonus Amount(1)	0	567,000	0	1,701,000
EBIT Bonus Amount(2)	0	425,000	0	425,000
Health & Welfare Benefits(3)	0	47,463	0	156,235
Stock Options(4)	266,000	266,000	266,000	266,000
Restricted Stock Awards(5)	0	1,200,000	0	1,200,000
Additional Pension Benefit(6)	0	752,280	0	1,060,997
Perquisites & Other Compensation(7)	0	57,744	0	86,616
Tax Gross Up(8)	0	0	0	2,294,926

Total	$266,000	$4,885,487	$266,000	$9,545,774

Mr. Morgan	Voluntary Termination at Nov. 30, 2007	Termination Without Cause or For Good Reason at Nov. 30, 2007	Termination for Cause at Nov. 30, 2007	Termination Without Cause or For Good Reason Following a Change-in-Control at Nov. 30, 2007
Severance Value	$0	$566,000	$0	$849,000
MIP Bonus Amount(1)	0	125,000	0	375,000
EBIT Bonus Amount(2)	0	75,000	0	75,000
Health & Welfare Benefits(3)	0	26,341	0	60,366
Stock Options(4)	69,700	69,700	69,700	69,700
Restricted Stock Awards(5)	0	120,000	0	120,000
Additional Pension Benefit(6)	0	175,430	0	271,277
Perquisites & Other Compensation(7)	0	47,344	0	71,016
Tax Gross Up(8)	0	0	0	630,887

Total	$69,700	$1,204,815	$69,700	$2,522,246

Mr. Proczko	Voluntary Termination at Nov. 30, 2007	Termination Without Cause or For Good Reason at Nov. 30, 2007	Termination for Cause at Nov. 30, 2007	Termination Without Cause or For Good Reason Following a Change-in-Control at Nov. 30, 2007
Severance Value	$0	$464,000	$0	$696,000
MIP Bonus Amount(1)	0	107,500	0	322,500
EBIT Bonus Amount(2)	0	75,000	0	75,000
Health & Welfare Benefits(3)	0	36,348	0	54,659
Stock Options(4)	2,200	2,200	2,200	2,200
Restricted Stock Awards(5)	0	150,000	0	150,000
Additional Pension Benefit(6)	0	150,373	0	212,459
Perquisites & Other Compensation(7)	0	44,002	0	66,003
Tax Gross Up(8)	0	0	0	594,307

Total	$2,200	$1,029,423	$2,200	$2,173,128

Mr. Giuriceo	Voluntary Termination at Nov. 30, 2007	Termination Without Cause or For Good Reason at Nov. 30, 2007	Termination for Cause at Nov. 30, 2007	Termination Without Cause or For Good Reason Following a Change-in-Control at Nov. 30, 2007
Severance Value	$0	$0	$0	$380,998
MIP Bonus Amount(1)	0	0	0	0
EBIT Bonus Amount(2)	NA	NA	NA	NA
Health & Welfare Benefits(3)	0	0	0	0
Stock Options(4)	41,330	41,330	41,330	41,330
Restricted Stock Awards(5)	0	0	0	0
Additional Pension Benefit(6)	NA	NA	NA	NA
Perquisites & Other Compensation(7)	NA	NA	NA	NA
Tax Gross Up(8)	0	0	0	0

Total	$41,330	$41,330	$41,330	$422,328

Mr. Zahr	Voluntary Termination at Nov. 30, 2007	Termination Without Cause or For Good Reason at Nov. 30, 2007	Termination for Cause at Nov. 30, 2007	Termination Without Cause or For Good Reason Following a Change-in-Control at Nov. 30, 2007
Severance Value	$0	$0	$0	$368,158
MIP Bonus Amount(1)	0	0	0	0
EBIT Bonus Amount(2)	NA	NA	NA	NA
Health & Welfare Benefits(3)	0	0	0	0
Stock Options(4)	37,920	37,920	37,920	37,920
Restricted Stock Awards(5)	0	0	0	0
Additional Pension Benefit(6)	NA	NA	NA	NA
Perquisites & Other Compensation(7)	NA	NA	NA	NA
Tax Gross Up(8)	0	0	0	0

Total	$37,920	$37,920	$37,920	$406,078

(1)

No cash incentive bonus awards were paid under the MIP to the Named Executive Officers with respect to 2007 performance. The information assumes achievement of annual performance goals under the MIP at the “Target” level of $567,000 for Mr, Patel; $125,000 for Mr. Morgan; and $107,500 for Mr. Proczko for the second year of the severance period, in the case of a termination by the Company without cause or by the executive for good reason. In the event of such termination following a change-in-control, payment of three times “Target” amount is required to be made within ten days of the date of termination.

(2)	These amounts assume full achievement of the performance goals under the EBIT Bonus Plan and payments of EBIT Bonus amounts of: $425,000 to Mr. Patel; and $75,000 to each of Messrs. Morgan and Proczko for fiscal 2008 achievement. In the event of a termination without cause or for good reason following a change-in-control payment is required within ten days of the termination date without regard to whether the Company actually achieves the performance levels on which the calculation of such amounts is based.

(3)	The value included in the table is the Company’s estimate of the costs of providing continued medical, dental, life insurance, accidental death and dismemberment insurance, disability insurance and travel/accident insurance benefits, assuming the same level of employee contributory amounts.

(4)	These amounts assume the exercise of all options held by the executive having exercise prices of less than the closing price of the Common Stock on November 30, 2007, $4.00 per share. All stock options (whether or not then fully exercisable) granted to an executive under any of the Company’s stock option plans prior to the date of termination become immediately exercisable and the executive is entitled to exercise any or all of such options at any time prior to the expiration of the term of such options as set forth in the grant document evidencing same. The period during which the options remain exercisable after termination of employment varies based on the reason for the termination.

(5)	These amounts are calculated at the closing price of Common Stock on November 30, 2007, $4.00 per share.

(6)	The value included in the table represents the amount required to provide the executive with the incremental qualified and supplemental defined pension benefits that the executive would have earned had the executive’s employment continued during the severance period, and had the executive received credit for service for the severance period for all purposes under the applicable plans, and had the executive received compensation during the severance period, at the annual rate equal to the executive’s base salary in effect immediately prior to the date of termination, and in the case of bonus, at the annual rate equal to the Target amount.

(7)	The value included in the table is the Company’s estimate of the costs of providing the following perquisites: insurance premiums for vision coverage, personal umbrella liability insurance, clothing allowance, company leased auto, financial counseling and tax preparation services.

(8)	The Named Executive Officers are entitled to an additional payment to restore them to the after-tax position that they would have been in if the payments received by them in connection with a termination of employment without cause or for good reason within two years of a change-in-control are subject to excise taxes on excess parachute payments. The tax gross-up amount assumes federal and state income and other payroll taxes aggregating to an effective tax rate of 39.10%.

RELATED PARTY TRANSACTIONS

Policy and Procedures Regarding Related Party Transactions

As set forth in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct, if an actual or potential conflict of interest develops, the director should immediately report such matter to the chairman for evaluation. If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the Board, excuse himself or herself from the participation in the discussion and shall not vote on the matter. It is the responsibility of each director and officer to bring any related party transactions to the attention of the chairman, make full disclosure to, and obtain the prior written approval of the Board of Directors as a whole or of the Audit Committee before the Company enters into the transaction.

In addition, the Company circulates written questionnaires to its directors, senior officers of the Company and its subsidiaries (including the Named Executive Officers) and other Company employees, each year, which requires disclosure about related party transactions or any other transaction or circumstance which could give rise to a conflict or potential conflict of interest. The Company’s General Counsel and Director of Internal Audit review all such disclosures, and all reports of related party transactions. Conflicts or potential conflicts of interest are presented to the Audit Committee for review and appropriate action, if any is required.

Pursuant to the Company’s policy and procedures, no reported transaction qualified as a related party transaction and therefore no reported transaction was referred to the Board of Directors or the Audit Committee.

OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS AND OFFICERS

The following table discloses the number of shares of Common Stock beneficially owned by each director, nominee for director, Named Executive Officer, and the directors and executive officers of the Company as a group. None of the Common Stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares reported. The information is provided as of January 31, 2008. On that date there were 35,356,390 shares of Common Stock outstanding, including 622,000 shares of unvested restricted stock awards.

Name	Shares Owned Directly or Indirectly		Restricted Stock		Options Exercisable Within 60 Days of Record Date	Total Beneficial Ownership		Percent of Class
Michael F. Anthony	10,081		—		10,000	20,081		†
Jeffrey A. Cole	36,127		—		16,570	52,697		†
James P. Dollive	12,081		—		10,000	22,081		†
Raymond F. Farley	49,394		—		10,000	59,394		†
Elbert O. Hand	37,887	(1)	—		10,000	47,887		†
Dipak C. Jain	16,181		-		10,000	26,181		†
Homi B. Patel	344,955		300,000		470,000	1,114,955		3.09%
Michael B. Rohlfs	17,062		—		19,147	36,209		†
Stuart L. Scott	86,822		—		24,546	111,368		†
Glenn R. Morgan	94,386	(2)	30,000		120,000	244,386		†
Taras R. Proczko	45,954		37,500		75,000	158,454		†
Raymond C. Giuriceo	12,869		—		52,500	65,369		†
Andrew A. Zahr	30,657		—		52,000	82,657		†
All Directors and Executive Officers as a Group (14 persons)	794,456	(3)	367,500	(4)	879,763	2,041,719	(5)	5.77%

†	Less than 1%.

(1)	Includes 100 shares held by Mr. Hand’s wife and 200 shares held as custodian for his daughter.

(2)	Includes 465 shares held as custodian for Mr. Morgan’s son under the Uniform Gift to Minors Act.

(3)	Includes all shares owned, directly and indirectly. For Non-Employee Directors, the amount includes DDSA Units which are described under the caption Compensation of Directors on page 8. For Company officers, the amount includes shares held in the Hartmarx Savings Investment and Stock Ownership Plan as of January 31, 2008, based on information provided by the plan recordkeeper.

(4)

The amounts represent (a) 97,500 shares of restricted stock awards which vest on the first to occur of (i) August 4, 2009; (ii) the date on which the closing stock price on the New York Stock Exchange (“NYSE”) equals or exceeds $11.00 for 30 consecutive calendar days; (iii) retirement at age 65; or (iv) with the consent of the Compensation Committee, (b) 90,000 shares of restricted stock awards which vest on the first to occur of (i) August 3, 2010; (ii) the date on which the closing stock price on the NYSE equals or exceeds $14.00 for 30 consecutive calendar days; (iii) retirement at age 65; or (iv) with the consent of the Compensation Committee; (c) 90,000 shares of restricted stock awards which vest on the first to occur of (i) August 8, 2011; (ii) the date on which the closing stock price on the NYSE equals or exceeds $10.00 for 30 consecutive calendar days; (iii) retirement at age 65; or (iv) with the consent of the Compensation Committee; and (d) 90,000 shares of restricted stock awards which vest on the first to occur of (i) April 10,

2012; (ii) the date on which the closing stock price on the NYSE equals or exceeds $12.00 for 30 consecutive calendar days; (iii) retirement at age 65; or (iv) with the consent of the Compensation Committee.

(5)	The beneficial ownership of all directors and executive officers as a group includes all shares owned, directly and indirectly, and includes 1,334,248 shares (3.77%) which are potentially subject to acquisition within 60 days of the Record Date through the exercise of stock options, the vesting of restricted stock awards and, for Non-Employee Directors, the settlement of DDSAs.

OWNERSHIP OF COMMON STOCK

Beneficial owners of more than five percent of the Common Stock, as shown by information received by the Company, are listed below. The information is based on public filings made by the listed beneficial owners with the United States Securities and Exchange Commission, reporting their holdings of Common Stock. On December 31, 2007, the Company had 35,586,784 shares of Common Stock outstanding, including 622,000 shares of unvested restricted stock awards.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power		Percent of Class
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared
Abdullah Taha Bakhsh
c/o Traco International, N.V.
P.O. Box 459
Jeddah, Saudi Arabia	5,917,142	0	5,917,142	0	16.63	(1)

Dimensional Fund Advisors LP
1299 Ocean Avenue
Santa Monica, California 90401	3,103,344	0	3,103,344	0	8.72	(2)

State of Wisconsin Investment Board
P.O. Box 7842
Madison, Wisconsin 53707	2,521,210	0	2,521,210	0	7.08	(3)

The Northern Trust Company, Trustee
of the Company’s Retirement
Income Plan
50 South LaSalle Street
Chicago, Illinois 60675	2,371,699	0	2,371,699	0	6.66	(4)

Vanguard Fiduciary Trust Company,
Trustee of the Company’s Savings
Investment and Stock Ownership Plan
500 Admiral Nelson Boulevard
Malvern, Pennsylvania 19355	0	1,895,866	0	1,895,866	5.33	(5)

(1)	The shares are held of record by Emerson Investments, Ltd. (“Emerson”), except for 541,166 shares which are held of record by Traco International, N.V. (“Traco”), and 13,366 shares which are held by Samaual A.T. Bakhsh, the son of Mr. Abdullah Bakhsh. Both corporations are controlled by Mr. Abdullah Bakhsh. Emerson has represented to the Company that Mr. Abdullah Bakhsh has sole power to direct the vote and disposition of Emerson’s shares.

(2)	Dimensional Fund Advisors LP, formerly Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, has reported that it furnishes investment advice to four companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” On its Schedule 13G filed on February 6, 2008, Dimensional reported that as of December 31, 2007, all of the 3,103,344 shares of Common Stock are owned by the Funds and has disclaimed beneficial ownership of all such shares.

(3)	The State of Wisconsin Investment Board has reported on its Schedule 13G filed on February 8, 2008, that it is a government agency which manages public pension funds and is subject to provisions comparable to the Employee Retirement Income Security Act of 1974.

(4)	The Northern Trust Company acts as Trustee of the Hartmarx Retirement Income Plan (the “Plan”), a defined benefit pension plan. On its Schedule 13G filed on February 1, 2008, the

Trustee reported that as of December 31, 2007, the Trustee held 2,371,699 shares. The Trustee votes all shares held by the Plan as directed by GreatBanc Trust Company, the investment manager of the Common Stock held by the Plan, who conducts the vote pursuant to the direction of the Hartmarx Retirement Income Plan Administration Committee, the plan administrator and fiduciary.

(5)	Vanguard Fiduciary Trust Company acts as Trustee of the Hartmarx Savings Investment and Stock Ownership Plan (“SIP”), a defined contribution plan. Shares of the Common Stock are held in trust for the benefit of employees who participate in SIP. On its Schedule 13G filed on February 6, 2008, the Trustee reported that as of December 31, 2007, it held 1,895,866 shares (5.33%) in SIP accounts. The Trustee votes all shares held by the SIP Trust proportionally as directed by participants’ instructions, and the Trustee has disclaimed beneficial ownership of all such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its directors, executive officers and beneficial owners of more than 10% of the Common Stock. Based solely on the Company’s records of reports filed and written representations from directors, executive officers and beneficial owners, the Company believes that all Section 16(a) filing requirements were met during fiscal 2007.

PROPOSALS BY STOCKHOLDERS

Nominations for the Board of Directors

The Company’s By-laws provide that written notice of proposed stockholder nominations for the election of directors at an Annual Meeting must be given to the Secretary of the Company no earlier than November 15 and no later than December 15 immediately preceding the meeting, and with respect to an election to be held at a special meeting of stockholders for the election of directors, no later than the close of business on the fifteenth day following (i) the date on which notice of such meeting is first given to stockholders or (ii) the date on which public disclosure of such meeting is first made, whichever is earlier. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must contain certain information about that person, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the stockholder and such nominee pursuant to which the nomination is to be made by the stockholder and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice shall also contain the consent of the nominee to serve as a director if so elected. If the chairman of the Annual Meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election.

Other Proposals

Under applicable rules of the Securities and Exchange Commission, any proposal which a security holder intends to call upon the Company to include in its 2009 Proxy Statement must be received at the principal office of the Company no later than October 31, 2008.

The Company’s By-laws require that written notice of proposals to be presented at the 2009 Annual Meeting, but that are not intended for inclusion in the 2009 Proxy Statement, be delivered to the Secretary of the Company at its principal executive offices no earlier than November 15 and no later than December 15 immediately preceding the meeting. Such notice to the Company must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information which is required to be furnished by the stockholder pursuant to applicable laws and regulations. If the chairman of the Annual Meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business shall not be transacted.

OTHER MATTERS

The Board knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

TARAS R. PROCZKO, Secretary

Chicago, Illinois

February 27, 2008

PROXY

HARTMARX CORPORATION

Proxy Solicited by the Board of Directors

Homi B. Patel, Glenn R. Morgan and Taras R. Proczko, and each of them, is hereby appointed, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of HARTMARX CORPORATION on April 16, 2008, and at any adjournment thereof, with the full power to vote all shares of stock which the undersigned is entitled to vote.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER BUT IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH IN ITEM (1) AND LISTED ON THE REVERSE SIDE, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS SET FORTH IN ITEM (2) AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be signed, on other side)

Annual Meeting Proxy Card

Using a black ink pen mark your votes with and X as shown in       ☒

this example. Please do not write outside the designated areas

A.  Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION OF DIRECTORS	(01) Michael F. Anthony	(02) Jeffrey A. Cole	(03) James P. Dollive
	(Item (1) of Proxy Statement)	(04) Raymond F. Farley	(05) Elbert O. Hand	(06) Dipak C. Jain
		(07) Homi B. Patel	(08) Michael B. Rohlfs	(09) Stuart L. Scott

☐ Mark here to vote	☐ Mark here to WITHHOLD	☐ For All EXCEPT -To withhold
FOR all nominees	vote from all nominees	authority to vote for any nominee(s), write the name(s) of such nominee(s) below

		For	Against	Abstain
2.	To RATIFY the appointment of independent auditors	☐	☐	☐

(Item (2) of Proxy Statement)

3.  To transact such other business as may properly come

    before the meeting.

B.  Non-Voting Items

Change of Address - Please print new address below.

C. Authorized Signatures - This section must be completed for your vote to be counted.-Date and Sign Below

Signatures must agree with the name shown at left. For shares held in joint tenancy, each of the joint tenants is requested to sign.

Date (mm/dd/yyyyy) - Please print date below	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
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